Exhibit 99.1

Introduction

Thank you. This is Patricia Murphy, and I’d like to welcome you to IBM’s third quarter 2022 earnings presentation. I’m here with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue growth are at constant currency. We have provided reconciliation charts for these and other non-GAAP measures at the end of the presentation, which is posted to our investor website. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings.

So with that, I’ll turn the call over to Arvind.

CEO Perspective

Thank you for joining us today. The results we delivered in the third quarter reflect our continued focus on the execution of our strategy, with over $14 billion of revenue and strong growth across the portfolio.

Technology remains a fundamental source of competitive advantage, and we continue to see solid demand for our hybrid cloud and AI solutions. We continued double-digit revenue growth in IBM Consulting, capturing client demand for digital transformations. Software revenue performance was also strong, with growth across all categories. And our Infrastructure business had another high-growth quarter, in both zSystems and distributed infrastructure. Our revenue strength was broad-based geographically as well.

When I talk with clients, it's clear there is a real opportunity to help businesses leverage technology in today’s environments. Clients are dealing with everything from inflation to demographic shifts, from supply chain bottlenecks to sustainability efforts. By deploying powerful hybrid cloud and AI technologies, IBM is helping businesses seize new opportunities, overcome today’s challenges, and emerge stronger.

We too are building a stronger company that is closely aligned to the needs of our clients. In line with our hybrid cloud and AI strategy, we have continued to focus our portfolio, invest in our offerings, technical talent and ecosystem, and streamline our go-to-market model. With strong performance through the first three quarters, we are taking up our revenue expectations for the year, and now expect 2022 revenue above our mid-single digit model.

Hybrid Cloud and AI Progress

Let me now turn to the progress we are making in the execution of our strategy. Our point of view is clear: hybrid cloud and AI are the two most transformational enterprise technologies of our time.

Hybrid cloud is already becoming the dominant architecture for enterprises. According to a recent survey by The Harris Poll, 77 percent of businesses surveyed said they have adopted hybrid cloud for their organizations, with data located across multiple clouds, on premise or at the edge. Hybrid cloud is about offering clients a platform that can drive value across these different environments.

Our platform, based on Red Hat, allows our clients to consume software driven by open-source innovation. IBM software has been optimized to run on that platform and includes advanced data and AI, automation, and security capabilities. Our consultants offer deep business expertise and co-create with clients to accelerate their digital transformation journeys. And our infrastructure allows clients to take full advantage of a hybrid cloud environment. Our platform-centric strategy continues to have good momentum, adding a couple of hundred hybrid cloud platform clients in the third quarter. We see more and more clients consuming across our portfolio of software, consulting, and infrastructure capabilities. This quarter, clients such as Bank of America, Bharti Airtel and Samsung Electronics have chosen IBM to realize the full potential of a hybrid cloud computing model.

Let me now say a few words about our AI capabilities. As demographic shifts continue to add pressure to modern economies, coupled with wage inflation, companies are eager to deploy AI and automation capabilities at scale to boost their levels of productivity. That is what IBM is helping companies bring to bear. In the context of an enterprise, we are seeing four main use cases emerge: AI to interact and converse, AI to automate IT processes, AI to extract knowledge and insights and, finally, AI to automate business workflows such as HR, supply chains, and financial reporting. We are working to bring these capabilities to clients across all industries. For instance, this quarter IBM Consulting partnered with the U.S. Department of Veterans Affairs to automate business workflows related to the delivery of pension benefits. This helps free up valuable time of VA staff and speed up the processing of claims made by the veterans most in need.

Our partner ecosystem is a crucial element of our strategy. Each quarter we continue to expand the work we do with partners to serve our joint clients. For instance, we recently announced an expansion of our partnership with VMWare to help clients in regulated industries more easily move workloads to the cloud, with IBM Consulting now serving as a GSI partner for VMware. We announced that Red Hat and Dell are launching a set of containerized solutions aimed at simplifying the management of multi-cloud environments on-premise. Gartner predicts that by 2026, 90 percent of organizations will use containers. These actions represent another step in our efforts to seize this opportunity through ecosystem relationships and our technology offerings.

We are actively working to introduce new innovations and shape the technologies of the future. Most recently, we unveiled the next generation of our LinuxONE server, a Linux and Kubernetes-based platform designed to support thousands of workloads within the footprint of a single system. As an example, Citibank is hosting MongoDB on IBM LinuxONE, leveraging the platform’s security, resiliency, and elastic capacity, and helping Citi lower its overall carbon footprint.

We also continue to make progress on quantum computing. We remain on track toward our goal of building a 1,000-qubit system by 2023. To advance the security of our communication networks, IBM, alongside Vodafone, recently joined the GSMA's Post-Quantum Telco Network Taskforce. This taskforce aims to introduce a framework for the telco industry to adopt new quantum-safe approaches.

Complementing our organic innovation, we recently acquired Dialexa. This brings our total number of acquisitions this year to seven, adding new capabilities in areas like hybrid cloud services, security, data observability, and sustainability.

As the world takes on the challenge of sustainability and building a more circular economy, IBM has been building a portfolio of solutions to help companies make progress on this journey. This quarter, we received recognition highlighting our sustainability efforts. The analyst firm HFS Research and Forbes both recognized IBM for its capabilities in the area of sustainability, including Envizi and our Environmental Intelligence Suite software.

Let me conclude by reminding you that last October, and just prior to the separation of Kyndryl, we held our investor briefing – laying out priorities for our portfolio and growth. Over the last four quarters, we have driven constant currency revenue growth at or above our mid-single digit model, with solid free cash flow. And while there is always more to do, we are pleased with our first year’s progress. As we look forward, we remain confident in our strategy and execution, and feel we are well-positioned to address today’s client needs. Let me now turn it over to Jim who will provide more details on the quarter, and our expectations for the balance of the year.

Financial Highlights

Thanks Arvind. I’ll start with the financial highlights. In the third quarter, we delivered $14.1 billion in revenue, $2 billion of operating pre-tax income, at a margin of nearly 14 percent, and operating earnings per share of $1.81. Through the first three quarters of the year, we generated over $4 billion of free cash flow. Our revenue was up 15 percent, which includes about five points of contribution from sales to Kyndryl. While we’ll discuss our results today at constant currency, I’ll mention that with the continuing strengthening of the U.S. dollar, currency translation impacted our reported revenue growth by more than eight points, or nearly $1.1 billion.

As Arvind said, our revenue growth this quarter was pervasive. Software revenue was up 14 percent and Consulting up 16 percent. These are our growth vectors and represent over 70 percent of our revenue. Infrastructure was up 23 percent, reflecting solid product cycle dynamics. Software and Infrastructure include about eight and nine points of growth respectively from the commercial relationship with Kyndryl. More than half of our revenue is recurring, and this annuity content – which is driven by software – continues to grow. Performance was also broad-based by geography – Americas, EMEA and Asia Pacific revenue were all up double digits – and we gained share overall.

These revenue results reflect the execution of a more focused hybrid cloud and AI strategy based on a platform-centric approach and leveraging a broad ecosystem of partners. Our full-stack capabilities across Software, Consulting, and Infrastructure delivered 20 percent growth in hybrid cloud revenue over the last year, to over $22 billion.

Looking at our profit metrics – operating pre-tax income was up, and margin expanded by 180 basis points year to year. These profit dynamics reflect our portfolio shift toward higher value, led by software. This mix shift is contributing to profit and margin. Our pre-tax profit also includes the contribution from incremental sales to Kyndryl. Like our clients, we are focused on digitally transforming our own operations, applying AI and automation to drive productivity and efficiency in the spend base. This provides flexibility to continue to invest in talent, innovation and our ecosystem, in an inflationary environment.

Ninety days ago, we spent some time talking about currency dynamics. I’ll remind you of a few of the key points. A stronger dollar impacts our revenue and gross profit dollars. We execute a hedging program which defers, versus eliminates, the impact of currency. The gains from these hedging programs are reflected primarily in other income and expense. But, with the rate and magnitude of the movements, and because we don’t hedge all currencies, we do have a currency impact to our overall profit and cash flow.

Wrapping up the discussion on profit dynamics – the currency impacts, and a good amount of investments are in gross profit, while the mitigating hedging benefits and operational productivity are reflected primarily in expense. As a result, pre-tax income is a better indicator of our profit performance.

Our operating tax rate was about 16 percent. Compared to last year, tax is a significant year-to-year headwind to operating net income and operating EPS growth, which were both down modestly year to year.

Turning to free cash flow – we generated $4.1 billion in the first three quarters. That’s up over $900 million year to year. We’re wrapping on payments related to the Kyndryl separation and the 2020 structural action, and driving working capital efficiencies. In terms of uses of cash in the first three quarters – we invested over a billion dollars in acquisitions, which was more than offset by proceeds from divested businesses, and we returned nearly four-and-a-half billion dollars to shareholders in the form of dividends.

From a balance sheet perspective, we issued debt in July to prudently get ahead of our 2023 maturities. Our debt balance is up since June, but down nearly a billion dollars since December. We ended the quarter in a strong liquidity position with cash of $9.7 billion. This is up over $2 billion from year end, and well in excess of the minimum cash required for our business.

Software

Turning to the segments, Software revenue grew 14 percent. This includes about eight points of Kyndryl contribution. Both of our revenue categories, Hybrid Platform & Solutions and Transaction Processing, grew this quarter. This performance reflects our strong and growing recurring revenue base, which is about 80 percent of our annual software revenue. And Software’s hybrid cloud revenue is now $9.2 billion over the last year, up 20 percent.

In Hybrid Platform & Solutions, revenue was up eight percent, including about a point-and-a-half contribution from the Kyndryl commercial relationship. The growth was broad-based. Red Hat revenue, all in, grew 18 percent. As a leader in open-source technologies for the enterprise, Red Hat’s performance was again fueled by market share gains across RHEL, OpenShift, and Ansible this quarter. With our enterprise incumbency and global scale, we continue to see an increase in large deals, as well as strong cross-sell and up-sell across Red Hat solutions. Automation revenue grew three percent. This quarter’s performance reflects continued adoption in areas like AI Ops and Management and Integration, while we’re also wrapping on strong acquisition content from last year. We’re bringing innovation to our clients this quarter, such as new Instana observability capabilities for zSystems in a hybrid cloud environment. In Data & AI, revenue was up four percent. Let me highlight just a few of the growth areas this quarter. Data Management fuels advanced analytics. Data Fabric helps clients discover and unlock the value of their data wherever it resides. And Information Exchange enables the timely and secure flow of complex B2B information. And offerings like Envizi and Environmental Intelligence Suite are resonating with clients as they prioritize sustainability efforts. Security revenue was up six percent with growth in both Data Security and Threat Management. In Data

Security, we’re seeing adoption of Guardium Insights as we continue to deliver new product innovation. Threat Management growth was led by CloudPak for Security, which helps clients prevent and respond to modern threats across disparate security feeds. Across Hybrid Platform & Solutions, the annual recurring revenue, or ARR, is now $13 billion and up nine percent.

Transaction Processing revenue was up 33 percent, including about 26 points of Kyndryl contribution. The increase in zSystems installed capacity over the last couple of cycles and continued strong renewal rates are recognition of the importance of this platform in a hybrid cloud environment. As a result, the Transaction Processing annuity base is now growing.

Looking at software profit, we delivered operating leverage given the solid revenue growth and new Kyndryl commercial relationship. Our pre-tax margin was up more than four points over last year.

Consulting

Consulting revenue grew 16 percent. This is the fifth consecutive quarter of double-digit growth. This strong performance was again broad based, with revenue growing at double-digit rates across all business lines and geographies. Over the last year, our book-to-bill ratio is 1.05.

Clients trust IBM’s deep industry expertise and co-creation approach throughout their hybrid cloud and digital transformation journeys. As IBM Consulting designs and enables enterprise hybrid cloud strategies, this business delivered $8.9 billion in hybrid cloud revenue over the last year. That’s up 28 percent. Our Red Hat consulting practice continues to be a meaningful contributor to revenue growth, growing strong double digits as we add new engagements. Since IBM acquired Red Hat just over three years ago, Consulting has led nearly 1,400 Red Hat engagements with over six-and-a-half billion dollars in aggregate bookings. Strategic partnerships also contributed to performance, continuing to grow revenue at a double-digit rate.

Turning to our lines of business – Business Transformation revenue grew 14 percent, as clients look to IBM to help them transform critical workflows at scale. Growth in Business Transformation was pervasive, driven by supply chain, finance, data, and client experience transformations. Working with our partners like SAP, Salesforce, and Adobe, we help our clients optimize their operations and improve the way they engage with their customers.

In Technology Consulting, where we architect and implement clients’ cloud platforms and strategies, revenue was up 17 percent. Once again, growth was led by cloud-application development and cloud modernization, including our Red Hat practice, which as I mentioned, grew strong double-digits.

Application Operations revenue grew 17 percent. IBM helps clients optimize their operations and reduce cost by taking over the management of clients’ applications in hybrid and multi-cloud environments. We leverage AI to help predict problems before they happen and monitor our clients’ different environments with dashboards, enabling action to be taken quickly.

Moving to Consulting profit, our pre-tax margin of about 10 percent is down year to year, though up nearly three points from the second quarter. As we’ve discussed in prior quarters, Consulting is most impacted by the labor cost inflation. Those dynamics continue to put pressure on the margin profile. However, coming out of the third quarter, we are seeing signs of progress. Our utilization rates are improving as we exited the quarter. Our acquisitions are scaling and are on a path to margin accretion. And we’ve seen two quarters of priced margin improvement year over year that will benefit our margin profile going forward.

Infrastructure

Moving to our Infrastructure segment, revenue grew 23 percent. This includes about nine points from the incremental Kyndryl content. Hybrid Infrastructure revenue grew 41 percent and Infrastructure Support revenue grew five percent, including about 11 and seven points of Kyndryl benefit respectively.

Looking at Hybrid Infrastructure, zSystems revenue nearly doubled, driven by continued adoption of our newest program, z16. This latest program combines embedded AI at scale, cloud-native development for hybrid cloud, and cyber-resilient security. In fact, z16 is the industry’s first quantum-safe system, delivering 25 billion encrypted transactions per day for clients. And, as Arvind mentioned, we just introduced our newest LinuxONE server, a highly scalable Linux and Kubernetes-based platform with capabilities to reduce clients’ energy consumption. zSystems remains an enduring platform, playing an important role in a hybrid cloud environment. Distributed Infrastructure revenue was up 21 percent. Recent innovation across the portfolio enabled broad-based growth within both Storage and Power. These include the expansion of our Power10 server family earlier this quarter and refreshes to the flash storage solutions throughout this year.

Looking at Infrastructure profit, pre-tax margin was up one point year to year, reflecting mix benefits from the growth in zSystems.

Summary

Now let me take it back up to the IBM level, and I’ll shift the focus to the full year and the fourth quarter. Over the last year, we’ve continued to invest and make portfolio changes to advance our hybrid cloud and AI strategy, streamline our go-to-market, and digitally transform our own operations.

Our more focused strategy and portfolio is aligned to client needs – our revenue performance so far this year demonstrates that. And based on this revenue performance in the first three quarters, as Arvind said, we now see constant currency revenue growth above our mid-single digit model for the year. On top of that, Kyndryl sales add about three-and-a-half points of growth, primarily in the first three quarters of the year – so it’s essentially behind us. The US dollar continues to strengthen, and at mid-October spot rates currency translation will now be about a seven-point headwind to growth for the year. As I mentioned earlier, this impacts profit and free cash flow as well.

Looking at free cash flow, our other key metric, we continue to expect to generate about $10 billion for the year. That’s up over $3 billion from last year. A large part of that growth comes from the wrap on the Kyndryl spin-related and structural payments, but we’re also driving working capital efficiency and an improving operating profit profile. We expect strong free cash flow performance in the fourth quarter, while we continue to face some external headwinds – including appreciation of the U.S. dollar and exit of our Russia operations.

In terms of segment performance for 2022 – our view of Software has been consistent all year. We continue to expect revenue growth in line with our mid-single digit model range, plus five to six points from sales to

Kyndryl. And we still see Software pre-tax margin in the mid-20’s range for 2022. Our IBM Consulting revenue growth has been great, and we’re taking our view up to a mid-teens revenue growth rate for the year. While we’re still operating in a competitive labor environment, we see some encouraging signs in our Consulting margin profile exiting the third quarter. We now expect a Consulting pre-tax margin for the year at the low end of our previous nine to ten percent range, which is up about a point year to year. Our Infrastructure revenue performance, as always, reflects product cycle dynamics. With a strong launch of our z16 earlier this year, Infrastructure revenue performance will be above the model level for the year – and that’s before the five to six points from sales to Kyndryl. We expect Infrastructure pre-tax margin in the mid-teens.

Looking specifically at the fourth quarter, we expect all-in constant currency revenue growth at the high end of the mid-single digit range. At current spot rates, currency translation has increased to an eight to nine point headwind to revenue growth in the fourth quarter – that’s up two to three points from 90 days ago. And then I’ll remind you, in a couple of weeks, we’ll reach the anniversary of our separation of Kyndryl. While the external sales to Kyndryl will remain in our revenue and profit base, we’ve essentially wrapped around the year-to-year contribution to our revenue and profit growth and margin expansion.

As we enter the fourth quarter, we look forward to closing out our first calendar year of “today’s IBM”. As always, we’ll provide a view of 2023 during our fourth quarter earnings report in January.

Patricia, now let’s go on to the Q&A.

Closing

Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions.

Operator, let’s please open it up for questions.